UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: January 19, 2018

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split Amendment (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

As previously disclosed in the Current Report on Form 8-K we filed on January 8, 2018, on that same day our board of directors approved (i) a one-for-ten reverse split of our outstanding common stock and (ii) a corresponding, proportional reduction in the number of our authorized shares of common stock, each to become effective pursuant to the filing of Articles of Amendment to our Amended and Restated Articles of Incorporation.

On January 16, 2018 we filed, with the Secretary of State of the State of Florida, Articles of Amendment to our Amended and Restated Articles of Incorporation (the “Reverse Stock Split Amendment”) to (i) effect the one-for-ten reverse split of our outstanding common stock and (ii) reduce the authorized number of shares of our common stock from 450,000,000 to 45,000,000 shares. The Reverse Stock Split Amendment was effective at 5:00 p.m. Eastern Time on January 19, 2018 (the “Effective Time”).

The Reverse Stock Split Amendment provides that, at the Effective Time, (a) every ten shares of our issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, and (b) the number of authorized shares of common stock will be reduced from 450,000,000 shares to 45,000,000 shares.

As a result of the reverse stock split, (i) proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options and warrants issued by us and outstanding immediately prior to the Effective Time, which will result in a proportionate decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants, and (ii) proportionate adjustments will be made to the conversion price applicable to outstanding shares of Series A and Series B Convertible Preferred Stock.

In addition, the number of shares authorized for future grant under our equity incentive/compensation plans immediately prior to the Effective Time will be reduced proportionately.

The reverse stock split reduced the number of shares of our common stock outstanding from approximately 49,274,219 shares to approximately 4,927,422 shares, subject to adjustment for rounding up to the next whole number in lieu of fractional shares.

Our common stock will begin trading on the NYSE American on a split-adjusted basis when the market opens on January 22, 2018. The new CUSIP number for the Company’s common stock following the reverse stock split is 684023 30 2.

Our transfer agent, Continental Stock Transfer & Trust Company, is acting as exchange agent for the reverse stock split and will send instructions to shareholders of record regarding the exchange of certificates for common stock. Shareholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

The foregoing summary of the Reverse Stock Split Amendment is qualified in its entirety by reference to the Reverse Stock Split Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of January 2018.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer